Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD POSTS 26th CONSECUTIVE QUARTER OF COMPARABLE PERIOD GROWTH WITH THIRD QUARTER SALES UP 26% AND NET INCOME UP 32%

Newport Beach, CA – November 7, 2005 – American Vanguard Corporation (AMEX: AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2005.

Third Quarter Financial Highlights – versus fiscal 2004 third quarter

•	Net sales rose 26% to $49.8 million.

•	Operating income increased 29% to $8.9 million.

•	Net income grew 32% to $5.3 million.

Nine-Month Financial Highlights – versus fiscal 2004 nine-month period

•	Net sales increased 22% to $128.3 million.

•	Operating income grew 27% to $19.1 million.

•	Net income rose 30% to $11.2 million.

Eric Wintemute, President and CEO of American Vanguard, stated, “As anticipated, we achieved growth across the vast majority of our product line in the year-to-date. The sales increase in the third quarter is largely attributable to the high volume of corn soil insecticides. In response to the growing interest in our SmartBox delivery system, we began manufacturing product to run through the systems even earlier than last year, starting August 1 versus mid-September ‘04. We also generated strong sales of Bifenthrin, the generic pyrethroid we launched last year. Additionally, our legacy products continue to experience growth in the marketplace.”

Mr. Wintemute continued, “As announced last week, we made another acquisition in line with our growth strategy of acquiring and licensing niche product lines from larger companies in our industry. We acquired the global Phorate insecticide product line from BASF. With sales of approximately €14 million in 2004, this acquisition is our largest to date and should be an important contributor to our sales growth in 2006. We expect to commence sales in the fourth quarter of 2005, and have identified what we believe are further market opportunities that we plan to pursue. This acquisition came on the heels of our licensing agreement with BASF for the new corn herbicide, Impact™. We received a registration for Impact from the U.S. EPA during the third quarter, and expect to launch the product in the spring of 2006.”

Mr. Wintemute concluded, “We are enthusiastic about American Vanguard’s outlook for the fourth quarter, historically our strongest period. Furthermore, we are optimistic about the coming year based on expected growth from our core product lines as well as additions we made to the portfolio during 2005. We remain focused on further expansion via acquisition and licensing opportunities and look forward to reporting on American Vanguard’s continued development.”

Conference Call

Eric Wintemute, President and CEO, and James Barry, Senior Vice President and CFO, will conduct a conference call focusing on the financial results at 12:00 noon ET on Monday, November 7, 2005. Interested parties may participate in the call by dialing 706-679-3155 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be broadcast live over the Internet via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2005, American Vanguard was recognized as one of BusinessWeek’s Hot Growth Companies (#72), FORTUNE Small Business’ America’s 100 Fastest Growing Small Companies (#40) and Forbes’ 200 Best Small Companies (#59). 2005 marks the third consecutive year American Vanguard has been included on these three lists – the only company to hold this honor. American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM

American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
(949) 260-1200		Lauren Barbera
lbarbera@equityny.com
(212) 836-9610

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2005	2004	2005	2004
Net sales	$49,754,000	$39,624,000	$128,309,000	$105,335,000
Cost of sales	27,596,000	21,178,000	72,810,000	57,951,000

Gross profit	22,158,000	18,446,000	55,499,000	47,384,000
Operating expenses	13,263,000	11,557,000	36,433,000	32,335,000

Operating income	8,895,000	6,889,000	19,066,000	15,049,000
Interest expense	439,000	371,000	1,158,000	1,013,000
Interest income	(1,000)	(4,000)	(12,000)	(5,000)
Interest capitalized	(108,000)	(15,000)	(252,000)	(50,000)

Income before income taxes	8,565,000	6,537,000	18,172,000	14,091,000
Income tax expense	3,297,000	2,549,000	7,021,000	5,495,000

Net income	$5,268,000	$3,988,000	$11,151,000	$8,596,000

Earnings per common share—basic (1)	$0.29	$0.22	$0.61	$0.48

Earnings per common share—assuming dilution (1)	$0.27	$0.21	$0.58	$0.45

Weighted average shares outstanding—basic (1)	18,279,000	17,960,000	18,248,000	17,944,000

Weighted average shares outstanding—assuming dilution (1)	19,312,000	19,159,000	19,298,000	19,144,000

(1)	Retroactively restated to reflect a 2-for-1 stock split distributed on April 15, 2005 to common stockholders of record as of March 29, 2005.

American Vanguard Corporation and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash	$2,532,000	$457,000
Receivables	41,022,000	28,305,000
Inventories	45,822,000	43,635,000
Other current assets	871,000	1,619,000

Total current assets	90,247,000	74,016,000
Property, plant, equipment, net	31,289,000	26,118,000
Other assets	21,255,000	22,212,000

Total assets	$142,791,000	$122,346,000

Liabilities
Current liabilities:
Current installments of long-term debt	$5,107,000	$5,107,000
Accounts payable	17,903,000	12,984,000
Other current liabilities	30,530,000	19,650,000

Total current liabilities	53,540,000	37,741,000
Long-term debt, excluding current installments	14,394,000	19,474,000
Other long-term liabilities	1,159,000	1,159,000

Total liabilities	69,093,000	58,374,000
Total stockholders’ equity	73,698,000	63,972,000

Total liabilities and stockholders’ equity	$142,791,000	$122,346,000

American Vanguard Corporation and Subsidiaries

2005 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended September 30
Net sales	$41,230,000	$37,325,000	$49,754,000
Gross profit	17,545,000	15,796,000	22,158,000
Operating income	5,413,000	4,758,000	8,895,000
Net income	$3,135,000	$2,748,000	$5,268,000
EPS – basic	$0.17	$0.15	$0.29
EPS – diluted	$0.16	$0.14	$0.27
Weighted average shares outstanding – basic	18,222,000	18,240,000	18,279,000
Weighted average shares outstanding – assuming dilution	19,279,000	19,281,000	19,312,000

2004 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended September 30	Three months ended December 31	Fiscal 2004
Net sales	$34,219,000	$31,492,000	$39,624,000	$45,520,000	$150,855,000
Gross profit	15,190,000	13,748,000	18,446,000	24,874,000	72,258,000
Operating income	3,909,000	4,251,000	6,889,000	9,909,000	24,958,000
Net income	$2,203,000	$2,405,000	$3,988,000	$5,881,000	$14,477,000
EPS – basic (1)	$0.12	$0.14	$0.22	$0.33	$0.81
EPS – diluted (1)	$0.12	$0.13	$0.21	$0.30	$0.76
Weighted average shares outstanding (1)	17,925,000	17,945,000	17,960,000	18,022,000	17,963,000
Weighted average shares outstanding – assuming dilution (1)	19,038,000	19,205,000	19,159,000	19,231,000	19,167,000

(1)	Retroactively restated to reflect a 2-for-1 stock split distributed on April 15, 2005 to common stockholders of record as of March 29, 2005.

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